FORM 8-K-A

                              CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 1996 (June  15, 1994)

                    AMERICAN ASSET ADVISERS TRUST, INC.
             (Name of registrant as specified in its charter)

Maryland                33-70654                  76-0410050
(State or other        (Commission File          (IRS Employer
jurisdiction of         Number)                   Identification
incorporation)                                    Number)

             8 Greenway Plaza, Suite 824, Houston, Texas 77046
           (Address of principal executive office and zip code)

Registrant's telephone number, including area code:  (713) 850-1400

ITEM 1.   CHANGES OF CONTROL OF REGISTRANT

           Not Applicable

ITEM  2.      ACQUISITION OR DISPOSITION OF ASSETS

     On June 15, 1994, American Asset Advisers Trust, Inc. (The "Company"), acquired fee simple title to real estate and improvements located at 1505 North Town East Boulevard, Mesquite, Texas, on which there is a Radio Shack store (the "Property").
The Property was acquired by the Company from Ironwood
Development Company for $1,062,439.00.  The purchase price was
paid in cash entirely from funds of the Company.   The Property is
operated as an electronics retail sales store. The Property consists of a free standing building located on a tract of land containing approximately 33,760 square feet. The improvements consist of a rectangular brick masonry building containing approximately 5,200 square feet.

     The Property was acquired subject to a lease (the "Lease") with Tandy Corporation, a Delaware corporation. Under the terms of the Lease, the tenant pays a base rent, plus real estate taxes, hazard and liability insurance premiums, all utility costs, and most costs of maintenance and repairs.

     Other significant provisions of the Lease are as follows:

     1. The original term of the Lease is 15 years. The original term of the Lease began on November 22, 1991 and will expire on November 30, 2006. The tenant has the option to renew the lease for two additional terms of five years each.

     2. Base monthly minimum rent during the original term of the Lease will be $9,075. The base monthly minimum rent during the renewal option terms will be $10,981.03 during the first term and $12,062.48 during the second term.

     3. In addition to the base rent, the tenant pays percentage rent equal to the amount by which 2% of the tenant's gross sales exceed the tenant's yearly base minimum rent.

     4. In addition to the base rent, the tenant pays all real estate taxes on the Property. The tenant also pays for all utilities charges.

     5. The landlord is required to maintain and repair the foundation, the exterior walls (excluding windows, window glass, plate glass and doors), structural portions of the building, the roof and the drainage system from the roof. The tenant is required to maintain and repair all other parts of the Property.

     6. The tenant has the right to use the Property as a retail sales center for the sale of electronics components.

     7. The tenant has the right to assign the Lease or sublet the Property. However, in the event of an assignment or sublet, the tenant will remain as the principal obligor under the Lease.

     8. The tenant is required to carry liability insurance in the amount of $2,000,000 per accident. The tenant is required to carry hazard insurance coverage on the Property in an amount equal to the full replacement value of the improvements.

     9. In the event there is a casualty damage after the first 10 years of the lease term and the premises cannot reasonably be repaired within 120 days from the date of notification of the damage to the landlord, the Lease shall terminate.

     10. In the event that a substantial portion (i.e., 30% or more) of the Property is taken by condemnation, the Lease shall terminate.

     Retail stores selling electronic merchandise located in close proximity to the Property include a Target, a Sears, a Best
Buy, a Circuit City and another Radio Shack.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                    Not Applicable

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

                    Not Applicable

ITEM 5.   OTHER EVENTS

                    Not Applicable

ITEM 6.   RESIGNATION OF REGISTRANT'S GENERAL PARTNER

                    Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The tenant of the Property is Tandy Corporation ("Tandy"), a publicly held corporation. With regard to the financial wherewithal of the tenant, the registrant based its decision to acquire the Property upon the credit worthiness of Tandy. With respect to the financial condition of Tandy, as reported by management, sales revenues increased 13% to $4.1 billion for the year ended December 31, 1993, as compared to $3.6 billion for the fiscal year ended June 30, 1992. (Tandy changed its fiscal year end from June 30 to December 31 effective December 31, 1992.) Tandy recorded net income for 1993 of approximately $97 million. Current assets at December 31, 1993, exceeded current liabilities by $1.1 billion and total assets exceeded total liabilities by $1.95 billion. It is the opinion of the management of the Company, following review of the financial statements of Tandy, that Tandy's financial condition is sufficient to meet the investment criteria of the Corporation. Persons interested in receiving copies of Tandy's publicly issued financial statements for fiscal year 1993 should contact the Company.

                      PRO-FORMA FINANCIAL INFORMATION

     The following tables present unaudited pro-forma financial information for American Asset Advisers Trust, Inc., giving effect to the acquisition of the Property:

                              PRO-FORMA BALANCE SHEET
                                  MARCH 31, 1994
                                    (unaudited)

                    Historical                                   Pro-Forma
                      Costs             Adjustments (1)(2)         Total

Cash                $128,217            $1,068,431  (1)          $  128,217
                                        (1,068,431) (2)

Property                   -             1,120,831  (2)           1,120,831

                                           (52,400) (2)
Other Assets          66,983               111,599  (1)             126,182

Total Assets         195,200             1,180,030                1,375,230

Shareholders'
Equity               195,200             1,180,030  (1)           1,375,230

Total
Shareholders'
Equity              $195,200            $1,180,030               $1,375,230

(1) Includes proceeds from the issuance of 131,552.9 shares of the Company's stock ($1,315,529) of which $52,400 was applied toward prepaid acquisition costs, $59,199 toward organization costs and $135,499 toward syndication costs leaving net proceeds of $1,068,431. Syndication costs are reflected as a reduction of the $1,315,529 of common stock proceeds included in shareholders' equity.

(2) Includes total acquisition costs of $1,120,831 for the Property which consists of $52,400 of acquisition costs paid by the Company to an affiliate, $5,992 of acquisition costs paid to third parties and $1,062,439 paid by the Company for the Property.


                          PRO-FORMA RESULTS OF OPERATIONS
             FOR THE PERIOD AUGUST 16, 1993 THROUGH DECEMBER 31, 1993
                                  (unaudited)

                             Historical                            Pro-Forma
                               Costs           Adjustments (1)       Total

Income                       $1,606            $40,837             $42,443

Expenses                      2,931              7,544              10,475

Net
Income (Loss)               ($1,325)           $33,293             $31,968

Net Income Per Unit                                                $   .21 (2)


    (1) Adjustments include rental income and depreciation from August
        16, 1993 to December 31, 1993, as if the Property was owned and leased by the Company from the date of its incorporation through December 31, 1993.

    (2) Computed on weighted average shares of 151,554.

                          PRO-FORMA RESULTS OF OPERATIONS
               FOR THE PERIOD JANUARY 1, 1994 THROUGH MARCH 31, 1994
                                    (unaudited)

                           Historical                             Pro-Forma
                             Costs            Adjustments (1)       Total

Income                     $   976            $27,225              $28,201

Expenses                   $ 3,391            $ 5,029              $ 8,420

Net
Income
(Loss)                    ($ 2,415)           $22,196              $19,781

Net Income
Per Share                                                          $   .15 (2)


     (1) Adjustments include rental income and depreciation from January 1, 1994 through March 31, 1994, as if the Property was owned and leased by the Company for the full three months.

     (2)  Computed on weighted average shares outstanding of 131,554.


ITEM 8.   CHANGE IN FISCAL YEAR

           Not Applicable


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                American Asset Advisers Trust, Inc.


Date:  July 30, 1996            H. Kerr Taylor
                                H. Kerr Taylor, President



Date:  July 30, 1996            H. Kerr Taylor
                                H. Kerr  Taylor, Chief Financial Officer